N-SAR EXHIBIT 77C

OPPENHEIMER CASH RESERVES

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Cash Reserves (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in Proposal No. 2 and Proposal No. 3 were approved as described in the Fund’s proxy statement dated December 16, 2011.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                647,866,052                                25,027,182
Edward L. Cameron                                   648,120,965                                24,772,269
Jon S. Fossel                                              648,183,095                                24,710,139
Sam Freedman                                            647,999,762                                24,893,472
Richard F. Grabish                                     648,430,600                                24,462,635
Beverly L. Hamilton                                   646,787,656                                26,105,578
Robert J. Malone                                       648,191,001                                24,702,234
F. William Marshall, Jr.                             648,405,064                                24,488,171
Victoria J. Herget                                       647,294,827                                25,598,407
Karen L. Stuckey                                        647,367,806                                25,525,428
James D. Vaughn                                        647,373,800                                25,519,435
William F. Glavin, Jr.                                  648,014,848                                24,878,386

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
468,698,308              26,330,104                                23,310,516                                154,554,306
2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
467,379,240              27,417,084                                23,542,604                                154,554,306

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
468,793,252               26,206,794                                23,338,883                                154,554,306

2d:  Proposal to remove the fundamental policy relating to investments in issues whose shares are owned by the Fund’s Trustees or officers
For                              Against                                Abstain                                Broker Non Vote
466,273,410              27,667,932                                24,397,589                                154,554,306

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
468,634,346               27,023,767                                22,680,815                                154,554,306

2f:  Proposal to remove the fundamental policy relating to margin and short sales
For                              Against                                Abstain                                Broker Non Vote
466,052,562              29,654,768                                22,631,600                                154,554,306

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
469,005,859              23,747,110                                25,585,960                                154,554,306

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
468,682,035              23,947,520                                25,709,375                                154,554,306

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
468,852,022              25,669,949                                23,816,957                                154,554,306

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
470,741,709             24,974,517                                22,622,703                                154,554,306

2j:  Proposal to remove the fundamental policy relating investments in unseasoned issues
For                              Against                                Abstain                                Broker Non Vote
469,173,394             25,540,629                                23,624,903                                154,554,306

2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
461,089,086             33,847,190                                23,402,649                                154,554,306

2p:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote
469,164,163             26,563,689                                22,611,077                                154,554,306

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
481,046,458             15,037,027                                22,255,446                                154,554,306